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                                                                     Exhibit 3.2

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       GREEN TREE FINANCIAL CORPORATION

         The undersigned, for the purposes of amending and restating in its entirety the Certificate of Incorporation of Green Tree Financial Corporation, a corporation existing under the General Corporation Law of the State of Delaware, does execute this Amended and Restated Certificate of Incorporation and does hereby certify as follows:

         1. The name of the corporation is Green Tree Financial Corporation and the name under which the corporation was originally incorporated is Green Tree Financial Corporation

         The date of filing of its original Certificate of Incorporation with the Secretary of State was March 24, 1995.

         2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by restating the Certificate of Incorporation in its entirety.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:


         FIRST. The name of the corporation is Conseco Finance Corp.

         SECOND. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 100. All such shares are to be Common Stock, par value of $.01 per share, and are to be of one class.

         FIFTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

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         SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise.

         SEVENTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

         EIGHTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         4. The Restated Certificate of Incorporation shall be effective on November 1, 1999.

         IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer of the corporation as of this 30th day of September, 1999.


                                   GREEN TREE FINANCIAL CORPORATION


                                   By:  /s/ Brian F. Corey
                                      ----------------------------------

                                   Name:  Brian F. Corey
                                   Title: Senior Vice President, General Counsel
                                          and Secretary

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